                                                                  EXHIBIT (d)(1)

                         INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made this 13th day of June, 2001 between Pacific Funds (the "Fund"), a Delaware business trust, and Pacific Life Insurance Company (the "Manager"), a California corporation (the "Agreement").

     WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Fund is authorized to issue shares of beneficial interest in separate series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, the Fund may offer shares of additional series in the future;

     WHEREAS, the Fund desires to avail itself of the services of the Manager for the provision of investment advisory and management services for the Fund; and

     WHEREAS, the Manager is willing to render such services to the Fund.

     NOW, THEREFORE, in consideration of the premises, the promises and mutual covenants herein contained, it is agreed between the parties as follows:

     1.    Appointment.  The Fund hereby appoints the Manager, subject to the
           -----------
direction of the Board of Trustees, for the period and on the terms set forth in this Agreement, to provide investment advisory and management services, as described herein, with respect to each series of the Fund (individually and collectively referred to herein as "Series"). The Manager accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. Notwithstanding any other provision herein, it is understood and agreed that the Fund shall at all times retain the ultimate responsibility for and control of all investments made pursuant to this Agreement and reserve the right to direct, approve or disapprove any action hereunder taken on its behalf by the Manager.

     In the event the Fund establishes and designates additional series with respect to which it desires to retain the Manager to render investment advisory services hereunder, it shall notify the Manager in writing. If the Manager is willing to render such services, it shall notify the Fund in writing, whereupon such additional series shall become a Series hereunder.

     2.    Services of the Manager.  The Manager represents and warrants that
           -----------------------
it is registered as an investment adviser under the Investment Advisers Act of 1940 and will maintain such registration for so long as required by applicable law. Subject to the general supervision of the Board of Trustees of the Fund, the Manager shall provide the following investment advisory and management services with respect to the Series, subject to compensation from the Fund pursuant to Section 9(a) and (b) below:

     (a) General investment advice and guidance with respect to the Series and oversight of the management of the investments of the Series and the composition of each Series' portfolio of securities and investments, including cash, and the purchase, retention and disposition thereof, which management may be provided by others selected by the Manager and approved by the Board of Trustees as provided below or directly by the Manager as provided in Section 3 of this Agreement; provided, however, that general regulatory compliance monitoring services, including with respect to compliance with all applicable federal, state or foreign law or regulation and with the Series' investment objectives and policies as stated in the Fund's current registration statement ("Registration Statement"), and administrative services shall be provided to or procured for the Fund by the Manager pursuant to the Administration and Shareholder Services Agreement between the Fund and the Manager;

     (b) In the event that the Manager wishes to select others to render investment management services, the Manager shall analyze, select and recommend for consideration and approval by the Fund's Board of Trustees investment advisory firms (however organized) to provide investment advice to one or more of the Series, and, at the expense of the Manager (subject to Section 9(b) of this Agreement), engage (which engagement may also be by the Fund) such investment advisory firms to render investment advice and manage the investments of such Series and the composition of each such Series' portfolio of securities and investments, including cash, and the purchase, retention and disposition thereof, in accordance with the Series' investment objective or objectives and policies as stated in the Fund's current registration statement and consistent with the provisions of this Agreement (any such firms approved by the Board of Trustees and engaged by the Fund and/or the Manager are referred to herein as "Sub-Advisers"); provided, however, that general regulatory compliance monitoring services, including with respect to compliance with all applicable federal, state or foreign law or regulation and with the Series' investment objectives and policies as stated in the Registration Statement, and administrative services shall be provided to or procured for the Fund by the Manager pursuant to the Administration and Shareholder Services Agreement between the Fund and the Manager;

     (c) Periodically monitor and evaluate the performance of the Sub-Advisers under their respective portfolio management agreements ("Sub-Adviser Agreements") with respect to the investment objectives and policies of the Series and render to the Board of Trustees of the Fund such periodic and special reports as the Board may reasonably request in connection with such monitoring and evaluation;

     (d) If appropriate, analyze and recommend for consideration by the Fund's Board of Trustees termination of a contract with a Sub-Adviser under which the Sub-Adviser provides investment advisory services to one or more of the Series; and

     (e) Make available its officers and employees to the Board of Trustees and officers of the Fund for consultation and discussions regarding the investment management of the Series provided to the Fund under this Agreement.

     3.   Investment Management Authority.  In the event the Manager wishes to
          -------------------------------
render investment management services directly to a Series, then with respect to any such Series, the Manager, subject to the supervision of the Fund's Board of Trustees, will provide a continuous investment program for the Series' portfolio and determine the composition of the assets of the Series' portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Manager will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Series' assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, offered to the public, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of the Series should be held in the various securities and other investments in which it may invest, and the Manager is hereby authorized to execute and perform such services on behalf of the Series. To the extent permitted by the investment policies of the Series, the Manager shall make decisions for the Series as to foreign currency matters and make determinations as to, and execute and perform, foreign currency exchange contracts on behalf of the Series. The Manager will provide the services under this Agreement in accordance with the Series' investment objective or objectives, policies, and restrictions as stated in the Registration Statement. Furthermore:

     (a) The Manager will manage the Series so that each will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. In managing the Series in accordance with these requirements, the Manager shall be entitled to receive and act upon advice of counsel to the Fund or counsel to the Manager.

     (b) The Manager will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Fund's Board of Trustees, and the provisions of the Registration Statement of the Fund under the Securities Act of 1933 and the 1940 Act, as supplemented or amended.

     (c) On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Series as well as any other investment advisory clients, the Manager may, to the extent permitted by applicable laws and regulations and any applicable procedures adopted by the Fund's Board of Trustees, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in a manner that is fair and equitable in the judgment of the Manager in the exercise of its fiduciary obligations to the Fund and to such other clients.

     (d) In connection with the purchase and sale of securities of the Series, to the extent such services are not proved by an administrator or sub-administrator or by a Sub-Adviser, the Manager will arrange for the transmission to the custodian for the Fund on a daily basis, of such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian to perform its administrative and recordkeeping responsibilities with respect to the Series. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Manager will arrange for the prompt transmission of the confirmation of such trades to the Fund's custodian.

     (e) The Manager will assist the custodian or portfolio accounting agent, administrator or sub-administrator for the Fund in determining, consistent with the procedures and policies stated in the Registration Statement for the Fund and any applicable procedures adopted by the Fund's Board of Trustees, the value of any portfolio securities or other assets of the Series for which the custodian or portfolio accounting agent or administrator seeks assistance or review from the Manager.

     (f) The Manager will make available to the Fund, promptly upon request, any of the Series' or the Managers' investment records and ledgers as are necessary to assist the Fund in complying with requirements of the 1940 Act, as well as other applicable laws. The Manager will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

     (g) The Manager will regularly report to the Fund's Board of Trustees on the investment program for the Series and the issuers and securities represented in the Series' portfolio, and will furnish the Fund's Board of Trustees with respect to the Series such periodic and special reports related to the investment program as the Trustees may reasonably request.

     (h) In connection with its responsibilities under this Section 3, the Manager is responsible for decisions to buy and sell securities and other investments for the Series' portfolio, broker-dealer selection, and negotiation of brokerage commission rates. The Manager's primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the Prospectus and/or Statement of Additional Information for the Fund, which include price (including, but not limited to, the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the security, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer involved, the quality of the service, the difficulty of execution, execution capabilities and operational facilities of the firms involved, and the firm's risk in positioning a block of securities. Accordingly, the price to the Series in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Manager in the exercise of its fiduciary obligations to the Fund, by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act") or other applicable law, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to the Series and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards and in accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder and Section 17(e) of the 1940 Act and Rule 17e-1 thereunder, the Manager is further authorized to allocate the orders placed by it on behalf of the Series to the Manager if it is registered as a broker-dealer with the Securities and Exchange Commission ("SEC"), to an affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material or other services to the Series, the Manager or an affiliate of the Manager. Such allocation shall be in such amounts and proportions as the Manager shall determine consistent with the above standards, and the Manager will report on said allocation regularly to the Board of Trustees of the Fund indicating the broker-dealers to which such allocations have been made and the basis therefor.

     4.    Conformity with Applicable Law.  The Manager, in the performance of
           ------------------------------
its duties and obligations under this Agreement, shall act in conformity with the Registration Statement and with the instructions and directions of the Board of Trustees of the Fund and will conform to, and comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

     5.    Exclusivity.  The services of the Manager to the Fund under this
           -----------
Agreement are not to be deemed exclusive, and the Manager, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of any of the Series) and to engage in other activities, so long as its services hereunder are not impaired thereby.

     6.    Documents.  The Fund has delivered properly certified or
           ---------
authenticated copies of each of the following documents to the Manager and will deliver to it all future amendments and supplements thereto, if any:

      (a) certified resolution of the Board of Trustees of the Fund authorizing the appointment of the Manager and approving the form of this Agreement;

      (b)  the Registration Statement and any amendments thereto; and

      (c) exhibits, powers of attorney, certificates and any and all other documents relating to or filed in connection with the Registration Statement.

     7.    Records.  The Fund agrees to maintain and to preserve for the periods
           -------
prescribed under the 1940 Act any such records as are required to be maintained by the Fund with respect to the Series by the 1940 Act. The Manager further agrees that all records of the Series are the property of the Fund and, to the extent held by the Manager, it will promptly surrender any of such records upon request.

     8.    Expenses.  During the term of this Agreement, the Manager will pay
           --------
all expenses incurred by it in connection with its activities under this Agreement, except such expenses as are assumed by the Fund under this Agreement or as are otherwise provided for in an agreement between the Manager and the Fund, and such expenses as are assumed by a Sub-Adviser under its Sub-Adviser Agreement. The Manager further agrees, except as provided below, to pay all fees payable to the Sub-Advisers, and all executive salaries, fees and expenses of the Trustees of the Fund who are officers, employees, trustees, or directors of the Manager or its affiliates. The Fund shall be responsible for all of the other expenses of its operations, including, without limitation, the management fee payable hereunder; brokerage commissions; interest; legal fees and expenses of attorneys; the costs of providing accounting services for the Fund; expenses of maintaining the Fund's legal existence; fees of auditors, transfer agents and dividend disbursing agents, custodians and shareholder servicing agents; the expense of obtaining quotations for calculating each Series' net asset value; taxes, if any, and the preparation of the Fund's tax returns; cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares; expenses of registering and qualifying shares of the Fund under federal and state laws and regulations; expenses of overseeing and administering the Fund's regulatory compliance program; expenses of disposition or offering any of the portfolio securities held by a Series; expenses of preparing reports, notices and proxy statements and printing and distributing reports, notices and proxy materials to existing shareholders (except to the extent the Manager or a third party bears a portion or all of such expenses); expenses of printing and filing reports and other documents filed with governmental agencies; expenses in connection with shareholder and trustee meetings; expenses of preparing prospectuses and statements of additional information and of printing and distributing prospectuses and statements of additional information to existing shareholders; fees and expenses of Trustees, officers and employees of the Fund who are not officers, employees, trustees or directors of the Manager or any Sub-Adviser, or their affiliates; trade association dues; insurance premiums; extraordinary expenses such as litigation expenses. To the extent the Manager incurs any costs or performs any services which are an obligation of the Fund, as set forth herein, the Fund shall promptly reimburse the Manager for such costs and expenses. To the extent the services for which the Fund is obligated to pay are performed by the Manager, the Manager shall be entitled to recover from the Fund only to the extent of its costs for such services as determined pursuant to a reasonable methodology.

          Notwithstanding anything to the contrary herein, the Fund shall compensate the Manager at cost for services of certain employees of the Manager as set forth in Section 9(b) of this Agreement.

     9.    Compensation.  (a)  For the services provided by the Manager to each
           ------------
Series pursuant to this Agreement, the Fund will pay to the Manager an annual fee equal to the amount specified for such Series in Schedule A hereto, payable monthly in arrears. The fee will be appropriately pro-rated to reflect any portion of a calendar month that this Agreement is not in effect.

      (b) In addition to the asset-based compensation set forth in Section 9(a) of this Agreement, the Fund shall compensate the Manager at cost based on an internal billing rate determined by the Manager and calculated pursuant to a reasonable methodology for the time of legal, accounting, and compliance personnel of the Manager, including individuals who may be officers or Trustees of the Fund ("Personnel"), spent in connection with overseeing, monitoring, or coordinating the Fund's investment management program (a "Covered Activity") (e.g., assisting in transitioning to a new Sub-Adviser, including, but not limited to, conducting appropriate due diligence, negotiating investment advisory agreements, and review, oversight and coordination of portfolio restructuring).

     10.    Liability of the Manager.  The Manager shall give the Fund the
            ------------------------
benefit of the Manager's reasonable best efforts and diligence in rendering services under this Agreement. The Manager may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its stockholders, officers, trustees, directors, employees, or agents shall be subject to any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Manager's duties, or by reason of reckless disregard of the Manager's obligations and duties under this Agreement. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its stockholders, officers, trustees, directors, employees, or agents shall be subject to any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission by a Sub-Adviser or any of the Sub-Adviser's stockholders or partners, officers, trustees, directors, employees, or agents connected with or arising out of any services rendered under a Sub-Adviser Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Manager's duties under this Agreement, or by reason of reckless disregard of the Manager's obligations and duties under this Agreement. No trustee, officer or employee of the Fund shall be subject to any personal liability whatsoever, in his or her official capacity, to any person, including the Sub-Adviser, other than to the Fund or its shareholders, in connection with Fund property or the affairs of the Fund, save only that arising from his or her bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duty to such person; and all such persons shall look solely to the Fund property for satisfaction of claims of any nature against a trustee, officer or employee of the Fund arising in connection with the affairs of the Fund. Moreover, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Series shall be enforceable against the assets and property of that Series only, and not against the assets or property of any other series of the Fund, or against any of the Trustees, officers or shareholders of the Fund individually.

     11.    Continuation and Termination.  This Agreement shall become
            ----------------------------
effective on the date first written above, subject to the condition that the Fund's Board of Trustees, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Manager, and the shareholders of each Series (which may consist of the Manager in its capacity as sole shareholder of each Series), shall have approved this Agreement. Unless terminated as provided herein, the Agreement shall continue in full force and effect through December 31, 2002, and shall continue from year to year thereafter with respect to each Series so long as such continuance is specifically approved at least annually (i) by the vote of a majority of the Board of Trustees of the Fund, or (ii) by vote of a majority of the outstanding voting shares of the Series (as defined in the 1940 Act), and provided continuance is also approved by the vote of a majority of the Board of Trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Fund or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

     However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to such Series notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series or (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Fund, unless such approval shall be required by any other applicable law or otherwise. This Agreement may be terminated by the Fund at any time, in its entirety or with respect to a Series, without the payment of any penalty, by vote of a majority of the Board of Trustees of the Fund or by a vote of a majority of the outstanding voting shares of the Fund, or with respect to a Series, by vote of a majority of the outstanding voting shares of such Series, on sixty (60) days' written notice to the Manager, or by the Manager at any time, without the payment of any penalty, on sixty (60) days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its "assignment" as described in the 1940 Act.

     12.    Use of Names.  It is understood that the names "Pacific Life
            ------------
Insurance Company," "Pacific Life," and "Pacific Funds" or any derivative thereof or logo associated with those names is the valuable property of the Manager and its affiliates, and that the Fund and/or the Series have the right to use such names (or derivatives or logos) only so long as this Agreement shall continue with respect to such Fund and/or Series. Upon termination of this Agreement, the Fund (or Series) shall forthwith cease to use such names (or derivatives or logos) and, in the case of the Fund, shall promptly amend its Certificate of Trust to change its name (if such name is included therein).

     13.    Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed to be an original.

     14.    Applicable Law.
            --------------

            (a) This Agreement shall be governed by the laws of the State of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rule or order of the SEC thereunder.

            (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

            (c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                              PACIFIC FUNDS

                              By:    /s/ Glenn S. Schafer
                                  _________________________________

                              Title: Glenn S. Schafer, President
                                     ______________________________

                              PACIFIC LIFE INSURANCE COMPANY

                              By:   /s/ Glenn S. Schafer
                                  _________________________________

                              Title: Glen S. Schafer, President
                                     ______________________________

                              By:   /s/ Audrey L. Milfs
                                  _________________________________

                              Title: Audrey L. Milfs, Vice President & Secretary
                                     ___________________________________________

                                   Schedule A

Fund                                                     Annual Investment Advisory Fee
----                                                     ------------------------------
                                                 (as a percentage of average daily net assets)

PF AIM Blue Chip Fund                                                0.95%
PF AIM Aggressive Growth Fund                                        1.00%
PF INVESCO Health Sciences Fund                                      1.10%
PF INVESCO Technology Fund                                           1.10%
PF Janus Strategic Value Fund                                        0.95%
PF Janus Growth LT Fund                                              0.75%
PF Lazard International Value Fund                                   0.85%
PF MFS Mid-Cap Growth Fund                                           0.90%
PF MFS Global Growth Fund                                            1.10%
PF PIMCO Managed Bond Fund                                           0.60%
PF Pacific Life Money Market Fund                       0.40% of the first $250 million
                                                        0.35% of the next $250 million
                                                                0.30% on excess
PF Salomon Brothers Large-Cap Value Fund                             0.85%

Dated:  June 13, 2001